As filed with the Securities and Exchange Commission on June 5, 2015
Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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Staples, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-2896127 (I.R.S. Employer Identification Number)
500 Staples Drive, Framingham, Massachusetts 01702 (Address of Principal Executive Offices) (Zip Code)

Staples, Inc. 2012 Employee Stock Purchase Plan, as amended
(Full Title of the Plan)
Christine T. Komola
Executive Vice President and Chief Financial Officer
Staples, Inc.
500 Staples Drive
Framingham, Massachusetts 01702
(Name and Address of Agent For Service)
(508) 253-5000
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Staples Common Stock, $0.0006 par value per share	12,000,000(2)	$16.39(3)	$196,680,000(3)	$22,854.22

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Includes 12,000,000 new shares reserved and available for issuance under the Staples' 2012 Employee Stock Purchase Plan, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of Staples Common Stock as reported on the Nasdaq Global Select Market on June 1, 2015.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 12,000,000 shares of common stock, $0.0006 par value per share, of Staples, Inc. to be issued pursuant to the Staples, Inc. 2012 Employee Stock Purchase Plan, as amended (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Commission on December 8, 2011 relating to the Plan (File No. 333-178383) is incorporated by reference herein, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits.”

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.
The validity of the securities has been passed upon by Michael T. Williams, Executive Vice President, General Counsel & Secretary, for Staples.  Mr. Williams is eligible to participate in the Staples, Inc. 2012 Employee Stock Purchase Plan, as amended, and owns or has rights to acquire an aggregate of less than 0.01% of Staples’ Common Stock.

Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Framingham, Massachusetts, on this 5th day of June, 2015.

STAPLES, INC.
By:	/s/ RONALD L. SARGENT
Ronald L. Sargent
Chairman and CEO

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Staples, Inc., hereby severally constitute and appoint Ronald L. Sargent, Christine T. Komola and Michael T. Williams, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Staples, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ RONALD L. SARGENT Ronald L. Sargent	Chairman and Chief Executive Officer (Principal Executive Officer)	June 5, 2015
/s/ BASIL L. ANDERSON Basil L. Anderson	Director	June 5, 2015
/s/ DREW G. FAUST Drew G. Faust	Director	June 5, 2015
/s/ PAUL-HENRI FERRAND Justin King	Director	June 5, 2015
/s/ KUNAL S. KAMLANI Kunal S. Kamlani	Director	June 5, 2015
/s/ CAROL MEYROWITZ Carol Meyrowitz	Director	June 5, 2015
/s/ ROWLAND T. MORIARTY Rowland T. Moriarty	Director	June 5, 2015
/s/ ROBERT E. SULENTIC Robert E. Sulentic	Director	June 5, 2015
/s/ RAUL VAZQUEZ Raul Vazquez	Director	June 5, 2015
/s/ VIJAY VISHWANATH Vijay Vishwanath	Director	June 5, 2015
/s/ PAUL F. WALSH Paul F. Walsh	Director	June 5, 2015
/s/ CHRISTINE T. KOMOLA Christine T. Komola	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer )	June 5, 2015

INDEX TO EXHIBITS

Number	Description
4.1(1)	Restated Certificate of Incorporation of Staples, dated September 29, 2008
4.2(2)	Amendment to Restated Certificate of Incorporation of Staples, dated June 4, 2012
4.3(2)	Amended and Restated By-laws of the Company, dated June 4, 2012
5	Opinion of Counsel
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Power of attorney (included on the signature pages of this registration statement)
99.1(3)	Staples, Inc. 2012 Employee Stock Purchase Plan
99.2(4)	Amendment to 2012 Employee Stock Purchase Plan
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(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 1, 2008 (File No. 0-17586).

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K filed June 8, 2012 (File No. 0-17586).

(3)	Previously filed with the Securities and Exchange Commission as Appendix A to the Registrant's Proxy Statement on Schedule 14A filed April 13, 2015 (File No. 0-17586).

(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K filed June 2, 2015 (File No. 0-17586).